PROMISSORY NOTE

Feb 16, 2010

Borrower:	Clenergen Corporation, a Nevada corporation with principal offices at Bath House, Chapel Place, London, Great Britain EC2A 3DQ.

Lender:	Mastreta Advisors Corp of Trident Chambers, P,O Box 146 ,Road Town, Tortola, BVI, a British Virgin Islands corporation.

Amount:	USD177,884.00

Duration:	Three months from January 16th “2011

Interest Rate:	1% simple interest per month

Use of Proceeds:	Working Capital

Borrower:
Clenergen Corporation

By:	/s/ Tim Bowen
Tim Bowen
Chief Executive Officer